                                                                      EXHIBIT 99


(PSYCHIATRIC SOLUTIONS, INC. LOGO)



CONTACT:
Brent Turner
Vice President, Treasurer and
Investor Relations
(615) 312-5700


                   PSYCHIATRIC SOLUTIONS REPORTS THIRD QUARTER
                     EARNINGS PER DILUTED SHARE OF $0.18 AND
                  ADJUSTED EARNINGS PER DILUTED SHARE OF $0.19

                              ---------------------

          REVENUES AND ADJUSTED EBITDA MORE THAN TRIPLE FOR THE QUARTER

Franklin, Tenn. (October 30, 2003) - Psychiatric Solutions, Inc. ("PSI") (Nasdaq: PSYS) today announced financial results for the third quarter and nine months ended September 30, 2003. For the third quarter, revenue was $98,470,000, including $750,000 related to a prior period contractual settlement, up 205% from $32,269,000 for the third quarter of 2002. Net income available to common stockholders for the third quarter was $2,103,000, or $0.18 per diluted share, including a loss of $157,000, or $0.01 per diluted share after tax, on refinancing long-term debt through the Department of Housing and Urban Development ("HUD"). Net income available to common stockholders for the third quarter of 2002 was $1,606,000 or $0.22 per diluted share. PSI's income tax rate was 38% for the third quarter of 2003 and 0% for the third quarter of 2002. Shares used in computing diluted per share amounts increased 79% for the latest quarter from the third quarter last year.

         PSI's fully taxed adjusted earnings per diluted share increased 36% for the third quarter of 2003 to $0.19 compared with $0.14 for the third quarter of 2002. For the third quarter of 2003, fully taxed adjusted earnings per diluted share exclude the loss on refinancing long-term debt discussed above. For the third quarter of 2002, fully taxed adjusted earnings per diluted share assume an income tax rate of 38%. Adjusted EBITDA for the third quarter of 2003 increased 219% to $11,524,000 from $3,614,000 for the third quarter last year. Adjusted EBITDA for the third quarter of 2003 excludes the loss on refinancing long-term debt discussed above. Please see pages 6 and 7 for a reconciliation of 1) fully taxed adjusted net income and adjusted earnings per diluted share with net income available to common stockholders and earnings per diluted share and 2) adjusted EBITDA with net income.

         PSI successfully refinanced $5,770,000 through a loan insured by HUD in the third quarter, which resulted in a reduction in the interest rate of approximately 300 basis points. The Company also received a $12,128,000 loan commitment from HUD on an additional property during the third quarter, and this loan is expected to close during the fourth quarter. Upon the closing of this loan, the Company will have refinanced approximately $22,000,000 through HUD at an average rate of 5.75%.



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


PSYS Reports Third-Quarter Results
Page 2
October 30, 2003


         Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, commented, "PSI's substantial profitable growth for the third quarter of 2003, which met consensus analyst expectations, primarily reflects the growth in our psychiatric inpatient beds to more than 2,700 at the end of the latest quarter from approximately 700 at the end of the third quarter of 2002. This expansion resulted from the acquisition of six inpatient facilities in April 2003 and the acquisition of Ramsay Youth Services at the end of June 2003.

         "PSI's third-quarter results also reflected the impact of 10.3% growth in same-facility revenues versus the third quarter last year, primarily as a result of the 8.0% increase in patient days for the quarter and the 2.1% increase in revenue per patient day. Same facility admissions increased 2.8% in the third quarter. We have now reported double-digit same-facility revenue growth for three consecutive quarters, validating the strength of our acquisition criteria, which focus on the post-transaction organic growth potential of acquisition candidates. For the latest quarter, we attribute our growth in same-facility revenues primarily to new and expanded programming at the five facilities within the same-facility revenue base and to increased reimbursement rates. We also continue to benefit from stronger overall market trends."

         Based on the Company's performance through the first nine months of 2003 and management's expectations for the fourth quarter, PSI today affirms its guidance for fully taxed adjusted earnings per diluted share for 2003 in a range of $0.70 to $0.75. This guidance for 2003 fully taxed adjusted earnings per diluted share assumes an income tax rate of 38% and excludes a pre-tax loss on refinancing long-term debt of $4,744,000, a pre-tax loss of $960,000 for a change in valuation of put warrants and a pre-tax gain on the release of reserves on stockholder notes of $545,000, all of which were incurred in the first nine months of 2003. It further excludes the anticipated loss on the HUD refinancing of long-term debt expected in the fourth quarter.

         Mr. Jacobs concluded, "PSI's results for the third quarter and first nine months of 2003 demonstrate the substantial opportunity in the behavioral health services industry for significant profitable growth. We are confident that, through our strategies for both organic growth within existing facilities and growth through additional accretive acquisitions, PSI remains well positioned to leverage this opportunity further. As a result, we expect to continue providing our patients high quality care, while achieving further profitable growth and increased shareholder value."

         PSI will hold a conference call to discuss this release tomorrow, at 10:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.psysolutions.com and clicking Investor Relations or by going to www.streetevents.com or www.fulldisclosure.com. Participants are encouraged to go to the selected web sites at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on December 1, 2003.

         This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are


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
PSYS Reports Third-Quarter Results
Page 3
October 30, 2003


based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional facilities on favorable terms; (2) the ability of PSI to improve the operations of acquired facilities; (3) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities;
(4) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (5) risks inherent to the healthcare industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state healthcare programs or managed care companies and exposure to claims and legal actions by patients and others; and (6) potential difficulties in integrating the operations of PSI with recently acquired operations. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission, including the factors listed in its Form 8-K filed on June 9, 2003, under the caption "Risk Factors." PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

         Psychiatric Solutions, Inc. offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults through its operation of 22 owned or leased freestanding psychiatric inpatient facilities with more than 2,700 beds. The Company also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within general acute care hospitals owned by others.




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
PSYS Reports Third-Quarter Results
Page 4
October 30, 2003




                           PSYCHIATRIC SOLUTIONS, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             (UNAUDITED, IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)



                                                  THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                  --------------------------------     -------------------------------
                                                      2003              2002               2003               2002
                                                     -------          --------          ---------           -------
Revenue                                              $98,470          $ 32,269          $ 193,002           $78,072

Salaries, wages and employee benefits                 53,164            17,131             99,686            44,625
Professional fees                                     11,233             3,897             22,561            10,284
Supplies                                               6,204             1,432             10,887             3,664
Rentals and leases                                     1,657               260              2,439               637
Other operating expenses                              13,475             5,037             30,599             8,314
Provision for bad debts                                1,218               903              3,875             2,038
Depreciation and amortization                          1,896               425              3,630             1,222
Interest expense, net                                  5,566             1,578              9,363             4,070
Loss on refinancing long-term debt                       157              --                4,744              --
Change in valuation of put warrants                     --                --                  960              --
Change in reserve on stockholder notes                  --                --                 (545)             --
                                                     -------          --------          ---------           -------
                                                      94,570            30,663            188,199            74,854

Income before income taxes                             3,900             1,606              4,803             3,218
    Provision for income taxes                         1,482              --                2,190              --
                                                     -------          --------          ---------           -------
Net income                                           $ 2,418          $  1,606          $   2,613           $ 3,218
Accrued preferred stock dividends                        315              --                  492              --
                                                     -------          --------          ---------           -------
Net income available to common stockholders          $ 2,103          $  1,606          $   2,121           $ 3,218
                                                     =======          ========          =========           =======


Earnings per common share:
    Basic                                            $  0.24          $   0.24          $    0.26           $  0.58
                                                     =======          ========          =========           =======
    Diluted                                          $  0.18          $   0.22          $    0.24           $  0.54
                                                     =======          ========          =========           =======


Shares used in computing per share amounts:
    Basic                                              8,628             6,687              8,177             5,563
    Diluted                                           13,515             7,561             10,978             5,934



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
PSYS Reports Third-Quarter Results
Page 5
October 30, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                    SEPTEMBER 30,   DECEMBER 31,
                                                                        2003            2002
                                                                    -------------   ------------
                                                                     (UNAUDITED)

                              ASSETS
Current assets:
     Cash                                                             $   9,574       $  2,392
     Accounts receivable, net                                            60,426         19,473
     Prepaids and other                                                   6,554          2,219
                                                                      ---------       --------
Total current assets                                                     76,554         24,084
Property and equipment, net of accumulated depreciation                 134,869         33,547
Cost in excess of net assets acquired, net                               55,733         28,822
Contracts, net                                                            3,086            607
Other assets                                                             20,009          3,078
                                                                      ---------       --------
Total assets                                                          $ 290,251       $ 90,138
                                                                      =========       ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                 $  11,323       $  3,338
     Salaries and benefits payable                                       10,096          4,825
     Other accrued liabilities                                           22,842          6,482
     Revolving line of credit                                              --            5,383
     Current portion of long-term debt                                      786          1,687
                                                                      ---------       --------
Total current liabilities                                                45,047         21,715
Long-term debt, less current portion                                    173,514         36,752
Deferred tax liability                                                    3,211            258
Other liabilities                                                         3,579            864
                                                                      ---------       --------
Total liabilities                                                       225,351         59,589

Series A convertible preferred stock, $0.01 par value,
     6,000 shares authorized; 4,545 shares outstanding
     at September 30, 2003                                               25,042           --
Redeemable common stock                                                   5,145           --

Stockholders' equity:
     Common stock, $0.01 par value, 48,000 shares authorized;
         8,644 and 7,739 issued and outstanding at September 30,
         2003 and December 31, 2002, respectively                            83             77
     Additional paid-in capital                                          37,130         35,008
     Notes receivable from stockholders                                    (338)          (259)
     Accumulated other comprehensive income                                  (6)          --
     Accumulated deficit                                                 (2,156)        (4,277)
                                                                      ---------       --------
Total stockholders' equity                                               34,713         30,549
                                                                      ---------       --------
Total liabilities and stockholders' equity                            $ 290,251       $ 90,138
                                                                      =========       ========


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
PSYS Reports Third-Quarter Results
Page 6
October 30, 2003

                           PSYCHIATRIC SOLUTIONS, INC.
          RECONCILIATION OF ADJUSTED NET INCOME TO NET INCOME AVAILABLE
                             TO COMMON STOCKHOLDERS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS ENDED          NINE MONTHS ENDED
                                                             SEPTEMBER 30,               SEPTEMBER 30,
                                                         --------------------      -----------------------
                                                          2003         2002           2003          2002
                                                         -------      -------      ---------       -------
Revenue                                                  $98,470      $32,269      $ 193,002       $78,072
Net income available to common stockholders              $ 2,103      $ 1,606      $   2,121       $ 3,218
Plus reconciling items:
   Accrued preferred stock dividends                         315           --            492            --
   Provision for income taxes                              1,482           --          2,190            --
                                                         -------      -------      ---------       -------
       Income before income taxes                          3,900        1,606          4,803         3,218
   Change in valuation of put warrants                        --           --            960            --
   Change in reserve on stockholder notes                     --           --           (545)           --
   Loss on refinancing long-term debt                        157           --          4,744            --
                                                         -------      -------      ---------       -------
       Adjusted income before income taxes                 4,057        1,606          9,962         3,218
   Provision for income taxes                              1,542          610          4,033         1,223
                                                         -------      -------      ---------       -------
       Adjusted net income(a)                            $ 2,515      $   996      $   5,929       $ 1,995
                                                         =======      =======      =========       =======
Net income per diluted share available to
   common stockholders(b)(c)                             $  0.18      $  0.22      $    0.24       $  0.54
                                                         =======      =======      =========       =======

Adjusted net income per diluted share(a)(b)              $  0.19      $  0.14      $    0.54       $  0.34
                                                         =======      =======      =========       =======

Diluted shares used in computing per share amounts:
   Earnings per share                                     13,515        7,561         10,978         5,934
   Adjusted earnings per share                            13,515        7,561         10,978         5,934

(a) PSI believes its calculation of fully taxed adjusted earnings per share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods, because it excludes items not related to the Company's core business operations and it is not influenced by fluctuations in the Company's stock price. Fully taxed adjusted earnings per share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because fully taxed adjusted earnings per share is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.
(b) Reflects the add back of convertible debt interest of $81 for the third quarter of 2002.
(c) Reflects the add back of accrued dividends on series A convertible preferred stock of $315 and $492 for the third quarter and first nine months of 2003, respectively.




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


PSYS Reports Third-Quarter Results
Page 7
October 30, 2003



                           PSYCHIATRIC SOLUTIONS, INC.
                 RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                               THREE MONTHS ENDED         NINE MONTHS ENDED
                                                  SEPTEMBER 30,              SEPTEMBER 30,
                                               -------------------      ---------------------
                                                2003         2002         2003          2002
                                               -------      ------      --------       ------
Net income                                     $ 2,418      $1,606      $  2,613       $3,218
Provision for income taxes                       1,482          --         2,190           --
Interest expense                                 5,566       1,578         9,363        4,070
Depreciation and amortization                    1,896         425         3,630        1,222
Non-cash stock compensation                          5           5            14          114
Other expenses:
   Loss on refinancing long-term debt              157          --         4,744           --
   Change in valuation of put warrants              --          --           960           --
   Change in reserve on stockholder notes           --          --          (545)          --
                                               -------      ------      --------       ------
       Total other expenses                        157          --         5,159           --
                                               -------      ------      --------       ------
Adjusted EBITDA(a)                             $11,524      $3,614      $ 22,969       $8,624
                                               =======      ======      ========       ======


(a) Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before discontinued operations, interest expense (net of interest income), income taxes, depreciation, amortization, stock compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on adjusted EBITDA as the primary measure to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and is susceptible to varying calculations, it may not be comparable to similarly titled measures of other companies.




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


PSYS Reports Third-Quarter Results
Page 8
October 30, 2003


                           PSYCHIATRIC SOLUTIONS, INC.
                     OPERATING STATISTICS - OWNED FACILITIES
                                   (UNAUDITED)

                                                       THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                          SEPTEMBER 30,                             SEPTEMBER 30,
                                                   --------------------------       %       ---------------------------      %
                                                       2003           2002         CHG.          2003            2002        CHG.
                                                   -----------    -----------     ------    -----------     -----------    -------
SAME-FACILITY RESULTS:
   Revenues                                        $    25,214    $    22,864      10.3%    $    62,824     $    56,465      11.3%
   Admissions                                            4,330          4,211       2.8%         11,144          10,662       4.5%
   Patient days                                         44,560         41,258       8.0%        110,896         103,096       7.6%
   Average length of stay(a)                              10.3            9.8       5.1%           10.0             9.7       3.1%
   Revenue per patient day(b)                      $    565.84    $    554.17       2.1%    $    566.51     $    547.69       3.4%
TOTAL FACILITY RESULTS:
   Revenues                                        $    77,963    $    22,864     241.0%    $   149,012     $    56,465     163.9%
   Admissions                                            7,939          4,211      88.5%         17,955          10,662      68.4%
   Patient days                                        189,466         41,258     359.2%        333,755         103,096     223.7%
   Average length of stay(a)                              23.9            9.8     143.9%           18.6             9.7      91.8%
   Revenue per patient day(b)                      $    411.49    $    554.17     (25.7%)   $    446.47     $    547.69     (14.0%)

(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenues divided by patient days.


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